                                                                    EXHIBIT 99.2

CONTACT:
Media Relations                                             Investor Relations
Alan Bernheimer                                             Jenifer Kirtland
Maxtor Corporation                                          Maxtor Corporation
408-894-4233                                                408-324-7056



             MAXTOR CORPORATION REPORTS FIRST QUARTER 2004 RESULTS

MILPITAS, Calif., April 21, 2004 -- Maxtor Corporation (NYSE: MXO) today announced its financial results for the first quarter ended March 27, 2004. Revenue for the quarter was $1.020 billion. The Company reported net income on a GAAP basis of $9.2 million, or $0.04 per diluted share. Included in GAAP net income was a charge of $20.8 million for the amortization of intangible assets and $0.1 million in stock-based compensation expense. On a non-GAAP basis, excluding these charges, Maxtor reported net income of $30.1 million, or $0.12 per diluted share. In the first quarter of 2003, revenue was $938.9 million. Net income on a GAAP basis was $27.4 million, or $0.11 per diluted share. The GAAP net income included a charge for the amortization of intangible assets and stock-based compensation expense, totaling $20.8 million. On a non-GAAP basis, excluding these charges, net income in the first quarter of 2003 was $48.2 million, or $0.20 per diluted share.

      "We were pleased with our first quarter results, achieved during a difficult quarter characterized by an industry oversupply of desktop drives in the distribution channel and aggressive pricing in the enterprise market," said Paul Tufano, president and chief executive officer.

      During the quarter, Maxtor shipped 13.6 million hard drives. The gross profit margin was 15.2%. Operating expenses, excluding amortization of intangible assets and stock-based compensation expense, totaled $117 million.

     IDE drive shipments in the first quarter totaled 12.8 million, including 1,549,000 to consumer electronics OEM customers. SCSI drive shipments were 828,000 compared with 854,000 in the fourth quarter of 2003. "We were especially happy with the continued momentum in our consumer electronics and near-line and mid-line storage markets," Mr. Tufano commented.

ABOUT MAXTOR
Maxtor Corporation (www.maxtor.com) is one of the world's leading suppliers of information storage solutions. The Company has an expansive line of storage products for desktop computers, near-line storage, high-performance Intel-based servers, and consumer electronics. Maxtor has a reputation as a proven market leader built by consistently providing high-quality products and service and support for its customers. Maxtor and its products can be found at www.maxtor.com or by calling toll-free (800) 2-MAXTOR. Maxtor is traded on the NYSE under the MXO symbol.

The Company's results are subject to risks and uncertainties which could materially affect the Company's results, including, but not limited to, market demand for hard disk drives, qualification of the Company's products, market acceptance of the Company's products, the Company's ability to execute future development and production ramps and utilize manufacturing assets efficiently, changes in product and customer mix, the availability of components, pricing trends, actions by competitors, international security and political stability, and general economic and industry conditions. These and other risk factors are contained in periodic reports filed with the SEC, including, but not limited to, the Form 10-K for fiscal 2003. Maxtor is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.


CONFERENCE CALL

MAXTOR HAS SCHEDULED A CONFERENCE CALL FOR ANALYSTS AND INVESTORS TODAY APRIL 21, 2004, AT 2:30 P.M. PT TO DISCUSS THE FIRST QUARTER 2004 RESULTS AND TO PROVIDE AN OUTLOOK ON THE SECOND QUARTER OF 2004. FINANCIAL INFORMATION TO BE DISCUSSED ON THE CALL WILL BE AVAILABLE ON THE COMPANY'S WEBSITE IMMEDIATELY PRIOR TO THE COMMENCEMENT OF THE CALL. ADDITIONAL INFORMATION, INCLUDING THE RECONCILIATION OF THE GAAP FINANCIAL MEASURES TO THE COMPARABLE NON-GAAP FINANCIAL MEASURES DISCUSSED ON THE CALL ARE ALSO POSTED ON THE COMPANY'S WEBSITE IN THE INVESTOR RELATIONS SECTION. THE

DIAL-IN NUMBER FOR THE LIVE CALL IS (800) 473-8796. THE CALL WILL BE WEBCAST ON THE COMPANY'S SITE AT www.maxtor.com. THERE WILL BE A REPLAY AVAILABLE SHORTLY FOLLOWING THE CALL THROUGH APRIL 28, 2004. THE DIAL-IN NUMBER FOR THE REPLAY IS
(800) 252-6030, ACCESS CODE: 23123950.

                               MAXTOR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                                   Three months ended
                                            ---------------------------------
                                               March 27,          March 29,
                                                 2004                2003
                                            -------------       -------------
Net revenues                                $   1,019,688       $     938,889
Cost of revenues                                  864,625             767,042
                                            -------------       -------------
Gross profit                                      155,063             171,847
Operating expenses:
     Research and development                      84,770              86,661
     Selling, general and
       administrative                              32,514              31,932
     Amortization of intangible assets             20,836              20,562
                                            -------------       -------------
          Total operating expenses                138,120             139,155
                                            -------------       -------------
Income from operations                             16,943              32,692
Interest expense                                   (8,832)             (5,422)
Interest income                                     1,288               1,208
Other gain                                             38                 207
                                            -------------       -------------
Income before income taxes                          9,437              28,685
Provision for income taxes                            274               1,277
                                            -------------       -------------
Net income                                  $       9,163       $      27,408
                                            =============       =============
Net income per share - basic                $        0.04       $        0.11
Net income per share - diluted              $        0.04       $        0.11
Shares used in per share calculation
          -basic                              246,590,255         243,634,139
          -diluted                            256,960,154         246,866,117

                               MAXTOR CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)


                                                            March 27,      December 27,
                                                               2004            2003
                                                            ----------      ----------
ASSETS

Current assets:
   Cash and cash equivalents                                $  443,661      $  530,816
   Restricted cash                                              45,666          37,154
   Marketable securities                                        46,236          44,543
   Restricted marketable securities                             41,930          42,337
   Accounts receivable, net                                    517,698         578,907
   Inventories                                                 228,139         218,011
   Prepaid expenses and other                                   34,254          38,301
                                                            ----------      ----------
      Total current assets                                   1,357,584       1,490,069

Property, plant and equipment, net                             354,773         342,679
Goodwill and other intangible assets, net                      854,734         875,570
Other assets                                                    13,231          13,908
                                                            ----------      ----------
      Total assets                                          $2,580,322      $2,722,226
                                                            ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term borrowings, including current portion of
     long-term debt                                         $   22,045      $   77,037
   Accounts payable                                            694,977         730,056
   Accrued and other liabilities                               367,981         454,388
   Liabilities of discontinued operations                          807           1,487
                                                            ----------      ----------
      Total current liabilities                              1,085,810       1,262,968

Deferred taxes                                                 196,455         196,455
Long-term debt                                                 377,840         355,809
Other liabilities                                              181,580         186,485
                                                            ----------      ----------
      Total liabilities                                      1,841,685       2,001,717
Total stockholders' equity                                     738,637         720,509
                                                            ----------      ----------
      Total liabilities and stockholders' equity            $2,580,322      $2,722,226
                                                            ==========      ==========

                               MAXTOR CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)
                                   (Unaudited)


                                              Three months ended                           Three months ended
                                 --------------------------------------------    ---------------------------------------------
                                     GAAP                          Non-GAAP          GAAP                           Non-GAAP
                                   March 27,     Non-GAAP          March 27,       March 29,       Non-GAAP         March 29,
                                     2004       Adjustments          2004            2003        Adjustments          2003
                                 ------------   ----------       ------------    ------------    ----------       ------------
Net revenues                     $  1,019,688    $      --       $  1,019,688    $    938,889    $       --       $    938,889

Cost of revenues                      864,625           (9)(1)        864,616         767,042           (21)(2)        767,021
                                 ------------   ----------       ------------    ------------    ----------       ------------
Gross profit                          155,063            9            155,072         171,847            21            171,868

Operating expenses:
    Research and development           84,770          (75)(1)         84,695          86,661          (186)(2)         86,475
    Selling, general and
       administrative                  32,514          (27)(1)         32,487          31,932           (66)(2)         31,866
    Amortization of intangible
       assets                          20,836      (20,836)(3)             --          20,562       (20,562)(4)             --
                                 ------------   ----------       ------------    ------------    ----------       ------------
           Total operating
              expenses                138,120      (20,938)           117,182         139,155       (20,814)           118,341
                                 ------------   ----------       ------------    ------------    ----------       ------------

Income from operations                 16,943       20,947             37,890          32,692        20,835             53,527

Interest expense                       (8,832)          --             (8,832)         (5,422)           --             (5,422)
Interest income                         1,288           --              1,288           1,208            --              1,208
Other gain                                 38           --                 38             207            --                207
                                 ------------   ----------       ------------    ------------    ----------       ------------
Income before income taxes              9,437       20,947             30,384          28,685        20,835             49,520
Provision for income taxes                274           --                274           1,277            --              1,277
                                 ------------   ----------       ------------    ------------    ----------       ------------
Net income                       $      9,163   $   20,947       $     30,110    $     27,408    $   20,835       $     48,243
                                 ============   ==========       ============    ============    ==========       ============

Net income per share - basic     $       0.04                    $       0.12    $       0.11                     $       0.20

Net income per share - diluted   $       0.04                    $       0.12    $       0.11                     $       0.20


Shares used in per share
   calculation
           -basic                 246,590,255                     246,590,255     243,634,139                      243,634,139
           -diluted               256,960,154                     256,960,154     246,866,117                      246,866,117

(1) Amounts reflect stock-based compensation related to the acquisition of the Quantum HDD business of $0.1 million.

(2) Amounts reflect stock based compensation related to the acquisition of the Quantum HDD business of $0.3 million.

(3)   Amount reflects amortization of intangible assets of $20.8 million.

(4)   Amount reflects amortization of intangible assets of $20.6 million.